Exhibit 99.1

Moody's Corporation Reports Results for Fourth Quarter and Full Year 2006

    --  Revenue increased 25% in 4Q06 and 18% for FY06

    -- Reported 4Q06 EPS of $0.97 included a gain of $0.33 for building sale

    --  EPS grew 28% in 4Q06 and 23% for FY06, excluding the gain


    NEW YORK--(BUSINESS WIRE)--Feb. 7, 2007--Moody's Corporation
(NYSE: MCO) today announced results for the fourth quarter and full year 2006.

    Summary of Results for Fourth Quarter 2006

    Moody's reported revenue of $590.0 million for the three months ended December 31, 2006, an increase of 25% from $473.2 million for the same quarter of 2005. Operating income for the fourth quarter was $463.3 million, which included a one-time gain on the sale of Moody's 99 Church Street building in New York. Excluding the gain, operating income of $302.7 million rose 25% from $242.4 million in the year-ago period. Net income was $278.6 million and diluted earnings per share were $0.97, including $0.33 per diluted share related to the one-time gain on the building sale. Excluding the gain, diluted earnings per share of $0.64 grew 28% from $0.50 per share in the prior year period. Earnings for the quarter also included $22.5 million of expense related to stock options and other stock-based compensation plans, equivalent to $0.05 per diluted share, compared with $12.3 million of expense, or $0.02 per diluted share, for the prior year period.

    Raymond McDaniel, Chairman and Chief Executive Officer of Moody's, commented, "I am pleased to announce that Moody's delivered strong financial performance for both the fourth quarter and full year 2006. We generated strong revenue growth across most business lines, including structured finance and corporate finance ratings as well as in global credit research. While we anticipate that cyclical conditions in some market segments will become less favorable, overall market conditions combined with Moody's revenue diversity should support low-double-digit percent growth in 2007."

    In addition to its reported results, Moody's has included in this earnings release certain adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. These non-GAAP financial measures, as described more specifically in the text, include: (1) presenting fourth quarter and full year 2006 and fourth quarter and full year 2005 before the impact of expensing stock-based compensation, (2) presenting fourth quarter 2006 and full year 2006 excluding the gain on sale of Moody's 99 Church Street building, and
(3) presenting full year 2006 and full year 2005 excluding adjustments for legacy income tax exposures. Beginning in 2007, stock-based compensation expense will no longer be excluded from non-GAAP results or outlooks as the impact of stock-based compensation expense has been fully phased in as of 2006. Attached to this earnings release are tables showing adjustments to Moody's fourth quarter and full year results for 2006 and 2005 to explain non-GAAP financial measures excluding the impacts noted above.

    Fourth Quarter Revenue

    Revenue at Moody's Investors Service for the fourth quarter of 2006 was $550.3 million, an increase of 26% from the prior year period. Ratings revenue totaled $480.9 million in the quarter, rising 26% from a year ago. Research revenue of $69.4 million was 22% higher than in the fourth quarter of 2005.

    Within the ratings business, global structured finance revenue totaled $275.7 million for the fourth quarter of 2006, an increase of 31% from a year earlier. U.S. structured finance revenue rose 27%, driven by strong growth in credit derivatives and commercial mortgage-backed securities ratings, tempered by a modest decline in asset backed securities revenue. International structured finance revenue rose 40%, reflecting strong growth across all asset classes.

    Global corporate finance revenue of $111.1 million in the fourth quarter of 2006 rose 31% from the same quarter of 2005. Revenue in the U.S. rose 22% from the prior year period, reflecting sharply higher levels of rated loan and bond issuance for both investment grade and speculative grade securities. Outside the U.S., corporate finance revenue increased 45% due largely to bond issuance volume in Europe and Canada.

    Global financial institutions and sovereigns revenue totaled $69.9 million for the fourth quarter of 2006, increasing 8% from the prior year period. Revenue in the U.S. was flat to the prior year quarter, following three consecutive quarters of moderate growth. Favorable results in insurance and real estate finance ratings in the U.S. were offset by declines in the banking and the finance and securities sectors. Outside the U.S., revenue rose 13% reflecting strong performance in the banking sectors in both Europe and Asia.

    U.S. public finance revenue was $24.2 million for the fourth quarter of 2006, 18% higher than in the fourth quarter of 2005. This reflected an increase in refunding issuance in the quarter as long-term interest rates remained at low levels.

    Moody's global research revenue rose to $69.4 million, up 22% from the same quarter of 2005. This growth reflected good increases in each of Moody's research product segments, including core research services, licensing of Moody's data to third parties, and sales of data and analytic tools.

    Foreign currency translation positively impacted revenue and operating income growth for Moody's Investors Service by approximately 190 basis points and 110 basis points, respectively.

    Revenue at Moody's KMV ("MKMV") for the fourth quarter of 2006 was $39.7 million, 11% higher than in the fourth quarter of 2005. Strong revenue growth from professional services and an increase in revenue from sales of risk product subscriptions were partially offset by declines in revenue from the licensing of credit processing software.

    Moody's U.S. revenue of $360.5 million for the fourth quarter of 2006 was up 22% from the fourth quarter of 2005. International revenue of $229.5 million was 28% higher than in the prior year period and reflected approximately 450 basis points of positive impact from currency translation. International revenue accounted for 39% of Moody's total revenue in the quarter compared with 38% in the year-ago period.

    Fourth Quarter Expenses

    Operating expenses for the fourth quarter of 2006 were $126.7 million which included the gain on the sale of the 99 Church Street building. Excluding the gain, Moody's operating expenses were $287.3 million in the fourth quarter, 24% higher than in the prior year period. The higher fourth quarter expense was primarily related to higher personnel costs, including performance-based compensation expense and the final phasing-in of expense related to annual stock-based compensation awards, which commenced in January 2003 and generally vests over a four-year period. The quarter's stock-based compensation expense was $22.5 million compared with $12.3 million in the 2005 period. Excluding the gain on sale, Moody's operating margin for the fourth quarter of 2006 was 51%, equal to the margin for the same period in 2005.

    Fourth Quarter Effective Tax Rate

    Moody's effective tax rate for the fourth quarter of 2006 was 39.9% as compared with 38.5% for the prior year period. The tax rate for the fourth quarter of 2006 benefited from the recognition of additional foreign tax credits. The tax rate for the fourth quarter of 2005 benefited from the impact of the American Jobs Creation Act of 2004, which permitted Moody's a one-time opportunity to repatriate funds at a lower tax rate in 2005 than previously.

    Full Year 2006 Results

    Revenue for the full year 2006 totaled $2,037.1 million, an increase of 18% from $1,731.6 million for the same period of 2005. Operating income for the full year 2006 was $1,259.5 million and net income was $753.9 million. Excluding the gain on sale of the 99 Church Street building, operating income for 2006 grew 17% from $939.6 million and net income grew 18% from $560.8 million in 2005. Diluted earnings per share of $2.58 for the full year 2006 included $0.32 per diluted share related to the gain on sale. Excluding the gain, full year diluted earnings per share were $2.26, 23% higher than $1.84 for 2005.

    Diluted earnings per share for the full year 2006 also included a benefit of $2.4 million, equivalent to $0.01 per diluted share, related to a reduction in reserves for legacy income tax exposures. Results for the full year 2005 included a charge of $9.4 million, equivalent to $0.02 per diluted share, for the settlement of sales tax matters related to Moody's operations in Japan from 2000 through June 30, 2005, and an $8.8 million net reduction in income tax reserves, equivalent to $0.03 per diluted share, primarily related to legacy income tax exposures. Moody's results for the full year 2006 also included $77.1 million of expense related to stock options and other stock-based compensation plans, or $0.17 per diluted share, compared with $54.8 million of similar expense, or $0.10 per diluted share, in the full year 2005.

    Ratings and research revenue at Moody's Investors Service totaled $1,894.3 million for the full year 2006, an increase of 18% from the prior year period. The impact of currency translation on full year 2006 revenue was not material. Global ratings revenue was $1,635.6 million for the full year 2006, up 18% from $1,385.0 million in the same period of 2005. Each of the global ratings business lines achieved year-over-year growth with the exception of U.S. public finance. Research revenue rose to $258.7 million for the full year 2006, up 20% from the full year 2005. Finally, revenue at MKMV for the full year 2006 totaled $142.8 million, 9% higher than in the prior year period.

    Share Repurchases

    During the fourth quarter of 2006, Moody's repurchased 2.3 million shares at a total cost of $149.6 million and issued 1.1 million shares of stock under stock-based compensation plans. For the full year 2006, Moody's repurchased 18.0 million shares at a total cost of $1.1 billion and issued 6.5 million shares under stock-based compensation plans. Since becoming a public company in October 2000 and through December 31, 2006, Moody's has repurchased 84.4 million shares at a total cost of $2.9 billion, including 38.6 million shares to offset shares issued under stock-based compensation plans. At year-end, Moody's had $1.8 billion of share repurchase authority remaining under the current $2 billion program.

    Outlook for Full Year 2007

    Moody's outlook for 2007 is based on assumptions about many macroeconomic and capital market factors, including interest rates, corporate profitability and business investment spending, merger and acquisition activity, consumer spending, residential mortgage borrowing and refinancing activity, securitization levels and capital markets issuance. There is an important degree of uncertainty surrounding these assumptions and, if actual conditions differ from these assumptions, Moody's results for the year may differ from our current outlook.

    For Moody's overall, we project low double-digit percent revenue growth for the full year 2007. This growth assumes foreign currency translation in 2007 at current exchange rates, which would result in no material full year impact from currency translation. We expect the operating margin to decline by approximately 150 basis points in 2007, due to investments we are continuing to make to sustain business growth, including international expansion, improving our analytical processes, pursuing ratings transparency and compliance initiatives, introducing new products, improving our technology infrastructure and relocating Moody's headquarters in New York City. On a GAAP basis, diluted earnings per share in 2007 are projected to be modestly lower compared to 2006. However, excluding the one-time gain on the sale of Moody's 99 Church Street building from 2006 results, we project low-double-digit percent growth in 2007 non-GAAP diluted earnings per share. This expected growth includes stock-based compensation expense in 2006 and 2007.

    In the U.S., we project low-double-digit percent revenue growth for the Moody's Investors Service ratings and research business for the full year 2007. In the U.S. structured finance business, we expect revenue for the year to rise in the high-single to double-digit percent range, including strong double-digit year-over-year percent growth in revenue from credit derivatives and commercial mortgage-backed securities ratings, partially offset by an expected decline in revenue from residential mortgage-backed securities ratings, including home equity securitization.

    In the U.S. corporate finance business, we expect revenue growth in the low double-digit percent range for the year, including good growth from rated bonds, bank loans and new products. We anticipate a stronger first half of 2007 followed by a weaker second half, due in part to an expected moderation in the pace of leveraged buyout transactions.

    In the U.S. financial institutions sector, we project revenue in 2007 to grow in the low teens percent range for the year. For the U.S. public finance sector, we expect revenue for 2007 to grow modestly. We forecast growth in the U.S. research business to be about 20%.

    Outside the U.S. we expect ratings revenue to grow in the high-teens percent range with mid- to high-teens percent growth in all major business lines, led by corporate finance revenue growth in Europe and Asia, financial institutions growth in Europe, and growth in international structured finance. We also project about twenty percent growth in international research revenue.

    For Moody's KMV globally, we expect growth in sales and revenue from credit risk assessment subscription products, credit decision processing software, and professional services. This should result in low-double-digit percent growth in revenue with greater growth in profitability.

    Moody's Corporation (NYSE: MCO) is the parent company of Moody's Investors Service, a leading provider of credit ratings, research and analysis covering debt instruments and securities in the global capital markets, Moody's KMV, a leading provider of credit risk processing and credit risk management products for banks and investors in credit-sensitive assets serving the world's largest financial institutions, Moody's Economy.com, a provider of economic research and data services, and Moody's Wall Street Analytics, a provider of software tools and analysis for the structured finance industry. The corporation, which reported revenue of $2.0 billion in 2006, employs approximately 3,400 people worldwide and maintains offices in 24 countries. Further information is available at www.moodys.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    Certain statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for Moody's business and operations that involve a number of risks and uncertainties. The forward-looking statements and other information are made as of February 7, 2007, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors include, but are not limited to, changes in the volume of debt securities issued in domestic and/or global capital markets; changes in interest rates and other volatility in the financial markets; possible loss of market share through competition; introduction of competing products or technologies by other companies; pricing pressures from competitors and/or customers; the potential emergence of government-sponsored credit rating agencies; proposed U.S., foreign, state and local legislation and regulations, including those relating to Nationally Recognized Statistical Rating Organizations; possible judicial decisions in various jurisdictions regarding the status of and potential liabilities of rating agencies; the possible loss of key employees to investment or commercial banks or elsewhere and related compensation cost pressures; the outcome of any review by controlling tax authorities of the Company's global tax planning initiatives; the outcome of those tax and legal contingencies that relate to Old D&B, its predecessors and their affiliated companies for which the Company has assumed portions of the financial responsibility; the outcome of other legal actions to which the Company, from time to time, may be named as a party; the ability of the Company to successfully integrate acquired businesses; a decline in the demand for credit risk management tools by financial institutions; and other risk factors as discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and in other filings made by the Company from time to time with the Securities and Exchange Commission.


                         Moody's Corporation
          Consolidated Statements of Operations (Unaudited)


                               Three Months Ended      Year Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2006      2005      2006      2005
Amounts in millions, except per
 share amounts
-------------------------------------------------- -------------------


Revenue                        $  590.0  $  473.2  $2,037.1  $1,731.6
-------------------------------------------------- -------------------

Expenses

    Operating, selling, general
     and administrative
     expenses                     276.3     221.7     898.7     756.8

    Gain on sale of building     (160.6)        -    (160.6)        -

    Depreciation and
     amortization                  11.0       9.1      39.5      35.2

                               ------------------- -------------------
        Total expenses            126.7     230.8     777.6     792.0

-------------------------------------------------- -------------------
Operating income                  463.3     242.4   1,259.5     939.6
-------------------------------------------------- -------------------


    Interest and other non-
     operating income
     (expense), net                   -       1.5       1.0      (4.9)

        Income before provision
         for income taxes         463.3     243.9   1,260.5     934.7

    Provision for income taxes    184.7      93.8     506.6     373.9
-------------------------------------------------- -------------------

Net income                     $  278.6  $  150.1  $  753.9  $  560.8
-------------------------------------------------- -------------------



-------------------------------------------------- -------------------
Earnings per share
    Basic                      $   1.00  $   0.51  $   2.65  $   1.88

    Diluted                    $   0.97  $   0.50  $   2.58  $   1.84
-------------------------------------------------- -------------------

Weighted average shares
 outstanding
    Basic                         279.1     292.0     284.2     297.7

    Diluted                       286.7     300.9     291.9     305.6
-------------------------------------------------- -------------------


                         Moody's Corporation
             Supplemental Revenue Information (Unaudited)


                                Three Months Ended     Year Ended
                                   December 31,       December 31,
                                ------------------ -------------------
Amounts in millions               2006      2005     2006      2005
-------------------------------------------------- -------------------

Moody's Investors Service (a)

     Structured finance         $  275.7  $ 209.8  $  886.7  $  715.4

     Corporate finance             111.1     85.1     396.2     323.2

     Financial institutions and
      sovereign risk                69.9     64.9     266.8     254.6

     Public finance                 24.2     20.5      85.9      91.8
                                --------- -------- --------- ---------

          Total ratings revenue    480.9    380.3   1,635.6   1,385.0

     Research                       69.4     57.1     258.7     215.3
                                --------- -------- --------- ---------

          Total Moody's
           Investors Service       550.3    437.4   1,894.3   1,600.3

Moody's KMV (a)                     39.7     35.8     142.8     131.3
                                --------- -------- --------- ---------

Total revenue                   $  590.0  $ 473.2  $2,037.1  $1,731.6

-------------------------------------------------- -------------------


Revenue by geographic area

     United States              $  360.5  $ 294.5  $1,277.8  $1,085.4

     International                 229.5    178.7     759.3     646.2
                                --------- -------- --------- ---------

Total revenue                   $  590.0  $ 473.2  $2,037.1  $1,731.6

-------------------------------------------------- -------------------

(a) Certain prior year amounts have been reclassified to conform to the current year presentation.


                         Moody's Corporation
         Selected Consolidated Balance Sheet Data (Unaudited)



                                           December 31,  December 31,
                                                2006          2005
                                           ------------- -------------
                                               Amounts in millions

Cash and cash equivalents                  $      469.9  $      486.0
Short-term investments                             13.6          94.5
Total current assets                            1,001.9       1,051.8
Non-current assets                                495.8         405.4
Total assets                                    1,497.7       1,457.2
Total current liabilities                         700.0         578.9
Notes payable                                     300.0         300.0
Other long-term liabilities                       330.3         268.9
Shareholders' equity                              167.4         309.4
Total liabilities and shareholders' equity $    1,497.7  $    1,457.2

Shares outstanding                                278.6         290.3


                         Moody's Corporation
      Reconciliation to Non-GAAP Financial Measures (Unaudited)


                                            Three Months Ended
                                             December 31, 2006
                                     ---------------------------------
Amounts in millions, except per
 share amounts

                                                             Non-GAAP
                                        As                   Financial
                                     Reported Adjustments    Measures*
                                     -------- -----------    ---------

Revenue                              $ 590.0                 $  590.0

Expenses                               126.7       138.1 (a)    264.8
                                     -------- -----------    ---------

Operating income                       463.3      (138.1)       325.2

Interest and other non-operating
 income, net                               -           -            -
                                     -------- -----------    ---------

Income before provision for income
 taxes                                 463.3      (138.1)       325.2

Provision for income taxes             184.7       (57.8)(b)    126.9
                                     -------- -----------    ---------

Net income                           $ 278.6  $    (80.3)    $  198.3
                                     -------- -----------    ---------

Basic earnings per share             $  1.00                 $   0.71
                                     --------                ---------

Diluted earnings per share           $  0.97                 $   0.69
                                     --------                ---------

----------------------------------------------------------------------


                                            Three Months Ended
                                             December 31, 2005
                                     ---------------------------------
Amounts in millions, except per
 share amounts

                                                             Non-GAAP
                                        As                   Financial
                                     Reported Adjustments    Measures*
                                     -------- -----------    ---------

Revenue                              $ 473.2                 $  473.2

Expenses                               230.8       (12.3)(a)    218.5
                                     -------- -----------    ---------

Operating income                       242.4        12.3        254.7

Interest and other non-operating
 income, net                             1.5           -          1.5
                                     -------- -----------    ---------

Income before provision for income
 taxes                                 243.9        12.3        256.2

Provision for income taxes              93.8         4.8 (b)     98.6
                                     -------- -----------    ---------

Net income                           $ 150.1  $      7.5     $  157.6
                                     -------- -----------    ---------

Basic earnings per share             $  0.51                 $   0.54
                                     --------                ---------

Diluted earnings per share           $  0.50                 $   0.52
                                     --------                ---------

----------------------------------------------------------------------


In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the three months ended December 31, 2006 and 2005, adjusted to reflect the following:

(a)To exclude the gain on sale of 99 Church Street of $160.6 million for the three months ended December 31, 2006 and to exclude operating expenses of $22.5 million for the three months ended December 31, 2006 relating to the expensing of stock-based compensation based on the implementation of SFAS No. 123R on January 1, 2006 and $12.3 million of stock-based compensation expense for the three months ended December 31, 2005 as determined on a prospective basis for stock awards granted on or after January 1, 2003.

(b)To reflect the income tax impacts related to the adjustments described in note (a).

*May not add due to rounding.


                         Moody's Corporation
      Reconciliation to Non-GAAP Financial Measures (Unaudited)


                                            Twelve Months Ended
                                             December 31, 2006
                                     ---------------------------------
Amounts in millions, except per share
 amounts

                                                             Non-GAAP
                                        As                   Financial
                                     Reported  Adjustments   Measures*
                                     --------- -----------   ---------

Revenue                              $2,037.1                $2,037.1

Expenses                                777.6        83.5 (a)   861.1
                                     --------- -----------   ---------

Operating income                      1,259.5       (83.5)    1,176.0

Interest and other non-operating
 income (expense), net                    1.0           -         1.0
                                     --------- -----------   ---------

Income before provision for income
 taxes                                1,260.5       (83.5)    1,177.0

Provision for income taxes              506.6       (34.4)(b)   472.2
                                     --------- -----------   ---------

Net income                             $753.9      $(49.1)     $704.8
                                     --------- -----------   ---------

Basic earnings per share                $2.65                   $2.48
                                     ---------               ---------

Diluted earnings per share              $2.58                   $2.41
                                     ---------               ---------

----------------------------------------------------------------------


                                            Twelve Months Ended
                                             December 31, 2005
                                    ----------------------------------
Amounts in millions, except per
 share amounts

                                                             Non-GAAP
                                        As                   Financial
                                     Reported  Adjustments   Measures*
                                     ---------------------   ---------

Revenue                              $1,731.6                $1,731.6

Expenses                                792.0       (54.8)(a)   737.2
                                     --------- -----------   ---------

Operating income                        939.6        54.8       994.4

Interest and other non-operating
 income (expense), net                   (4.9)          -        (4.9)
                                     --------- -----------   ---------

Income before provision for income
 taxes                                  934.7        54.8       989.5

Provision for income taxes              373.9        30.3 (b)   404.2
                                     --------- -----------   ---------

Net income                             $560.8       $24.5      $585.3
                                     --------- -----------   ---------

Basic earnings per share                $1.88                   $1.97
                                     ---------               ---------

Diluted earnings per share              $1.84                   $1.92
                                     ---------               ---------

----------------------------------------------------------------------


In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the years ended December 31, 2006 and 2005, adjusted to reflect the following:

(a) To exclude the gain on sale of 99 Church Street of $160.6 million for the year ended December 31, 2006 and to exclude operating expenses of $77.1 million for the year ended December 31, 2006 relating to the expensing of stock-based compensation based on the implementation of SFAS No. 123R on January 1, 2006 and $54.8 million of stock-based compensation expense for the year ended December 31, 2005 as determined on a prospective basis for stock awards granted on or after January 1, 2003.

(b) To reflect the income tax impacts related to the adjustments described in note (a) and to exclude income tax benefits of $2.4 million and $8.8 million for the years ended December 31, 2006 and 2005, respectively, related to legacy tax exposures.

*May not add due to rounding.

    CONTACT: Moody's Corporation
             Lisa Westlake, +1 212-553-7179
             Vice President - Investor Relations
             lisa.westlake@moodys.com